                                                                    EXHIBIT 10.6

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         THIS AGREEMENT, made this 7 day of April, 1997, by and between Equifax Credit Information Services, Inc., a Georgia corporation, with its principal place of business at 1600 Peachtree Street, NW, Atlanta, Georgia 30309 ("Equifax"), Digital Matrix Systems ("Processor") and CreditComm Services, LLC, a financial information service of Loeb Holding Corporation, New York, with its principal place of business at 2700 Prosperity Avenue, Suite 100, Prosperity Business Campus, Fairfax, VA 22031 ("CreditComm").

                                   WITNESSETH:

         WHEREAS, CreditComm and/or Processor ("CreditComm/Processor") has the computer capability to combine the separate automated credit reporting files from different credit reporting entities into one credit report which is provided to the consumer subject of the report information, and is called CreditComm's CreditCompare ("CreditCompare"); and

         WHEREAS, CreditComm/Processor has the computer capability to perform credit monitoring services ("Credit Monitoring") by comparing current consumer credit information to a previous report and providing its subscribers with a list of certain new information appearing in that consumer's credit file; and

         WHEREAS, Processor will perform certain data processing services as an agent of CreditComm; and

         WHEREAS, Equifax publishes and distributes individual consumer credit report information known as "Equifax credit information;" and

         WHEREAS, CreditComm desires, and Equifax agrees, to allow CreditComm to make Equifax credit information available to consumers under certain circumstances, as part of CreditComm's CreditCompare and Credit Monitoring Services.

         NOW, THEREFORE, in consideration of the premises and of these mutual covenants and agreements, the parties agree as follows:

1.       Provision of Equifax Credit Information.

         1.1 Subject to the terms and conditions of this Agreement, on a non-exclusive basis, Equifax authorizes CreditComm to access and provide Equifax credit information, as available, directly to the individual consumer to whom the Equifax credit information relates ("Consumer Subject"), as part of CreditComm/Processor's CreditCompare and Credit Monitoring services under the following terms and conditions:

                  (A)      Pursuant to:

                           (i) the written instructions of the Consumer Subject that were provided to CreditComm by the Consumer Subject;

         1.2      (A)      CreditComm will use reasonable procedures to properly
                           identify the Consumer Subject of the CreditCompare or Credit Monitoring Report.

                  (B) CreditComm/Processor will not provide, either directly or indirectly, the CreditCompare. Credit Monitoring report, or the Equifax credit information accessed for a CreditCompare, or a Credit Monitoring report, to any Creditor, but is only authorized to provide the CreditCompare or Credit Monitoring report to the Consumer Subject.

         1.3 Equifax reserves the right in its sole discretion to deny access to Equifax credit information for the Consumer Subjects of certain Creditors, even though otherwise "qualified." CreditComm and Processor release Equifax from any and all claims, demands, actions, costs, damages.

                  expenses, compensation, penalties, liabilities and obligations of any kind arising out of or relating to such a denial. Further, CreditComm and Processor covenant not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against Equifax rising out of or relating to such a denial.

         1.4 CreditComm and Processor will establish strict procedures so that CreditComm's employees or agents do not access Equifax credit information except as set forth in Paragraphs 1.1 and
                  1.2 above.


         1.5      (A)      In relaying any and all Equifax credit information to
                           Consumer Subjects, CreditComm shall, in all instances, faithfully, fully and completely transmit the Equifax credit information as part of its CreditCompare and Credit Monitoring services and include the date the information was last checked or revised by Equifax and the full name and mailing address of the Equifax office identified by Equifax as providing the Equifax credit information.

                  (B) CreditComm and Processor will not maintain, sell, copy, allow to be copied, capture, merge the Information with, nor allow it to become a part of, a list of any kind from any other source, including any information received from Equifax in connection with any other project, or otherwise retain in any manner, in whole or in part, any Equifax credit information provided to CreditComm, Processor, Creditors or Consumer Subjects; except that CreditComm may capture and retain that information and the date and time of inquiries solely for the purposes of (a) audit trail;
                           (b) calculation of the amount of usage of Equifax credit information and provision of specifics relating to that usage to Consumer Subjects; (c) billing, and (d) in connection with its consumer disclosure responsibilities. In no event may the Equifax credit information retained by CreditComm be used for future reporting purposes.

                  (C) In connection with the CreditComm Monitoring service, Processor may maintain Equifax Information for a maximum of forty (40) days from the date received, if the monitoring service is performed on a monthly basis; if performed on a quarterly basis, Processor may maintain Equifax Information for a maximum of one hundred (100) days from the date received. Processor must either return the data to Equifax or completely purge the data in its entirety from any and all DMS systems, processors, platforms, programs, files, or CPU's. This data purge must be pre-programmed and occur no later than the specified maximum storage date of 40 or 100 days. Processor agrees to notify Equifax in writing how such data will be pre-programmed for destruction (prior to execution of said Agreement).

         1.6 Within ten days of the signing of this Agreement, CreditComm will provide to Equifax in writing CreditComm's policies and procedures for answering questions from consumers about Equifax credit information. CreditComm will be the first point of contact for inquiries from consumers following disclosure of their information. However, Equifax credit information in the CreditCompare and Credit Monitoring services that is disputed to CreditComm by the consumer will be referred to the Equifax office that is the source of that information for reinvestigation.

         1.7      (A)      In connection with CreditCompare, CreditComm/
                           Processors' requests for Equifax credit information for CreditCompare will normally be by way of direct computer system-to-system access through Equifax's
                           Automated Delivery Services unit. However,
                           CreditComm/Processor owns or leases remote terminal(s), and those terminal(s) will be operated only by certain of its employees trained by Equifax.
                           At least two of CreditComm's employees will be so trained by Equifax prior to receiving Equifax credit information, and at least two trained operators will be available to operate the terminal(s) during the term of this Agreement.

                  (B) CreditComm/Processor will take all necessary measures to prevent unauthorized system-to-system access and unauthorized use of the terminal(s) by any person other than designated operators, and will establish and enforce policies forbidding its employees to obtain information on themselves or associates.

                  (C) With regard to the operation of the system-to-system access or the terminal(s), Equifax is not liable for transmission distortion, interruptions or failure or for any resulting consequential or special damages whatsoever.

         1.8 In connection with the Credit Monitoring service, Equifax or CreditComm will provide Processor with computer tapes of names and addresses of individuals who have subscribed in writing to CreditComm's Credit Monitoring service. Equifax will deliver Equifax credit information about those individuals to Processor. The Equifax credit information will remain the sole property of Equifax and is to be used only as directed by CreditComm and Equifax for the specific purpose of providing CreditComm's Credit Monitoring program and for no other purpose. Processor will process the computer tapes received from Equifax pursuant to instructions of CreditComm and Equifax.

         1.9 CreditComm will pay Equifax promptly for all Equifax credit Information requested by CreditComm on behalf of Consumer Subjects according to the then-current rate schedule of cash prices for these services. In addition, CreditComm will pay Equifax for any applicable taxes, charges for any special telephone services or any other special services rendered by Equifax. The prices are volume driven as provided on Addendum "A" and Addendum "B" attached to this Agreement, which schedules may be adjusted by Equifax upon thirty days notice to CreditComm. CreditComm will pay Equifax an annual minimum billing of $100,000, payable in equal monthly installments, for credit files sold to CreditComm. CreditComm may select a higher annual minimum to achieve a lower per unit cost. The parties will review CreditComm's actual volume every six months and the prices will be adjusted to reflect the actual volume.

2.       PROMOTION AND TRAINING.

         2.1 Prior to its publication and release, Equifax must review and approve all CreditComm-created advertising, marketing and promotional material that describes Equifax credit information or which refers to the nature or capabilities of Equifax or Equifax credit information, or otherwise mentions or refers to Equifax by name. This includes samples of the products CreditComm will deliver to consumers which will contain Equifax information. Further, prior to its publication and release, Equifax must review and approve all advertising, marketing and promotional material regarding Equifax credit information that CreditComm proposes to provide to Creditors and consumers; and that Creditors propose to provide to consumers regarding the CreditCompare and Credit Monitoring services. Equifax will be provided a minimum of ten business days in which to review and approve advertising, marketing and promotional material.

3.       RIGHT TO CONDUCT TECHNICAL REVIEWS AND AUDITS.

         3.1 Equifax may conduct technical reviews of CreditComm/ Processor's procedures to analyze how Equifax credit information is merged, re-formatted or re-packaged in the CreditCompare and Credit Monitoring services. Further, Equifax may conduct reasonable audits of the procedures and practices of CreditComm and Creditors in connection with the compliance by each of them with their respective obligations and responsibilities under this Agreement. Further, Equifax may immediately suspend CreditComm's rights of access to, and use of, Equifax credit information if it comes to Equifax' attention that CreditComm, Processor or any Creditor, is not in compliance with its respective obligations in connection with the access and use of Equifax credit information. In that event, Equifax will immediately notify CreditComm of those circumstances.

         3.2 CreditComm will, at its expense and as reasonably requested by Equifax from time to time, contract with an independent marketing research firm to research, determine and monitor the perceptions of consumers regarding CreditComm's CreditCompare and Credit Monitoring services. The results of each such study will be provided directly to Equifax by the independent marketing research firm.

4.       Release and Covenant With Respect to Accuracy of Equifax Credit
         Information.

         CreditComm and Processor recognize that the accuracy of any information furnished is not guaranteed by Equifax, and CreditComm and Processor release Equifax and Equifax' parent, sister, and affiliated companies, and its and their officers, agents, employees and independent contractors from any liability for any negligence in connection with the preparation of Equifax credit information and from any loss or expense suffered by CreditComm. Processor, Creditors or Consumer Subjects or others resulting directly or indirectly from Equifax credit information. CreditComm, and on behalf of Processor and Creditors, covenants not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against Equifax, Equifax' parent, sister, and affiliated companies, and its and their officers, agents, employees and independent contractors arising out of or relating in any way to the accuracy or inaccuracy, validity or non-validity, of any of the Equifax credit information.

5.       Disclaimer of Warranties.

         Equifax makes no representations, warranties or guarantees, express or implied, other than those expressed in this Agreement. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, EQUIFAX MAKES AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE EQUIFAX AUTOMATED CREDIT REPORTING SYSTEM (ACROPAC SYSTEM(TM)) OR ANY OTHER MACHINERY, EQUIPMENT, MATERIALS, PROGRAMMING AIDS OR OTHER ITEMS UTILIZED BY CREDITCOMM IN CONNECTION WITH OR RELATED TO, OR RESPECTING THE ACCURACY OF ANY EQUIFAX CREDIT INFORMATION FURNISHED BY EQUIFAX TO CREDITCOMM OR TO ANY OR ANY THIRD-PARTY MARKETERS, CREDITORS OR CONSUMER SUBJECTS.

6.       Indemnification by CreditComm.

         CreditComm and Processor will indemnify and hold harmless Equifax, Equifax's parent, sister and affiliated companies, and its and their directors, officers, employees, agents, independent contractors, successors and assigns, from and against and with respect to any and all liabilities, claims, losses, demands, actions, causes of action, damages, expenses (including, without limitation, attorneys' fees and costs of litigation), or liability, arising from or in any manner related to any claim, demand or suit, whether or not meritorious, brought or asserted by any third party in any way arising out of any actual or alleged negligence or intentional act of CreditComm or Processor, whether or not any negligence of Equifax is alleged to have been contributory thereto, the failure of CreditComm to duly and fully perform its obligations under this Agreement, the failure of CreditComm or Processor to insure the provision of reliable and accurate Equifax credit information, misuse of or improper access to, Equifax credit information by CreditComm or Processor, Third-Party Marketers or Creditors or the failure of CreditComm or Processor to comply with applicable laws or regulations.

7.       Confidentiality.

         CreditComm and Processor acknowledge that Equifax owns an automated credit reporting system (ACROPAC System(TM)) and all interests, programs, codes, software documentation or other appurtenances related to it or derived from it. CreditComm and Processor further acknowledge that the ACROPAC System(TM) and any codes, procedures or ACROPAC System(TM) documentation are confidential and proprietary to Equifax. During the term of this Agreement and thereafter, CreditComm and Processor will maintain, and will cause its directors, officers, employees and agents to maintain, in strict confidence, and not to disclose, except as expressly permitted by this Agreement, to any other person or entity, any such information, including Equifax credit information, materials and know-how as may be provided to CreditComm or Processor by Equifax during the term of this Agreement, and to take necessary actions to protect against disclosure thereof. CreditComm and Processor will not make use of any such information, including Equifax credit information, materials and know-how whatsoever except solely for the purpose of this Agreement, in accordance with the terms and during the existence of this Agreement. Upon the termination of this Agreement, CreditComm and Processor will return to Equifax all manuals, materials and documents pertaining to Equifax or the ACROPAC System
         (TM) obtained from Equifax during the term of this Agreement, and all copies and partial copies thereof.

8.       Relationship of Parties.

         The parties to this Agreement are each independent contractors and nothing contained in this Agreement will be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual agency relationship between or among the parties and no party will, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party. No party, nor any employee of a party, will be deemed to be an employee of another party by virtue of this Agreement. The parties acknowledge that the services provided by Equifax are not provided on an exclusive basis and that Equifax may provide similar services to other parties or may itself provide services similar to those provided by CreditComm and Processor.

9.       No Third-Party Benefits.

         Equifax and CreditComm acknowledge and intend that this Agreement was entered into solely for the respective benefit of each of them and their respective successors and assigns and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity (including, without limitation to the foregoing, any Processor, or Consumer Subject), other than the parties to this Agreement and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision of it.

10.      Assignment.

         The parties acknowledge the special and unique purposes of this Agreement and, therefore, notwithstanding any other provisions to the contrary contained in this Agreement, neither this Agreement nor any of the rights or obligations in it will be assignable by CreditComm without the prior written consent of Equifax. which consent shall not be unreasonably withheld (taking into account the nature of the services provided under this Agreement, the economic or other interests of Equifax, competitive effects, any circumstances which may affect the performance of this Agreement, the protection of sensitive or proprietary commercial information, the operations and integrity of the ACROPAC System(TM), the protection of data in the ACROPAC System(TM) and the interests of other entities utilizing that System). Any dissolution, merger, consolidation or other reorganization of CreditComm, the sale or other transfer of all or substantially all of the assets or properties of CreditComm or the sale or other transfer of a controlling percentage of the corporate stock of CreditComm, will constitute an assignment of this Agreement for all purposes of this Paragraph 10. The term "controlling percentage" for the purposes of this Paragraph 10 means the ownership of stock possessing, and of the right to exercise, at least 50% of the total combined voting power of any class or all classes of stock of such a party, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership.

11.      Force Majeure.

         Notwithstanding any provisions to the contrary contained in this Agreement, no party to this Agreement will be liable to the other party for any delay or interruption in performance as to any obligation under this Agreement resulting from governmental emergency orders, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes, or disputes, acts of God, fires, electrical failure, major computer hardware or software failures, equipment delivery delays, acts of third parties, or any other cause, if such delay or interruption in performance is beyond its reasonable control.

12.      Contact Persons.

         Each party to this Agreement will designate one person within its organization that is responsible for the relationship between the parties and for compliance with the terms and conditions of this Agreement.

         (a)      For CreditComm Services LLC:

                  Name :        Steve Goetzinger
                  Address:      CreditComm Services LLC
                                2700 Prosperity Ave, Suite 100
                                Fairfax, VA, 22031
                  Telephone:    703-207-1600

         (b)      For Equifax:

                  Name:         Lee D. Lovvom Sr.
                  Address:      Equifax Credit Information Services, Inc.
                                1600 Peachtree Street, NW
                                Post Office Box 4091
                                Atlanta, Georgia 30302
                  Telephone:    (404) 885-8787

         (c)      For Digital Matrix Systems:

                  Name:         David McGough
                  Address:

                  Telephone:

         Each party may, by notice given pursuant to Paragraph 13, change its designation to a person other than the person identified above.

13.      Notices.

         All notices, requests, demands, and other communications under this Agreement will be in writing except as expressly stated in this Agreement, and will be deemed duly given when received upon delivery by hand or by certified mail, addressed as follows:

         (a)      If to CreditComm Services, LLC:

                  Name:         Steve Goetzinger
                  Address:      CreditComm Services LLC
                                2700 Prosperity Ave,Suite 100
                                Fairfax, VA, 22031
                  Telephone:    703-207-1600

         (b)      If to Equifax:

                  Equifax Credit Information Services. Inc.
                  1600 Peachtree Street. NW
                  Post Office Box 4091
                  Atlanta, Georgia 30302
                  Attention: Contract Administrator

         (c)      If to Digital Matrix Systems:

                  Name: David McGough
                  Address:

                  Telephone:

         The parties hereto may, by notice, designate any further or different addresses to which notices will be sent.

14.      Severability.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such a holding will not invalidate or render unenforceable any other provision of this Agreement.

15.      Exhibits.

         All Exhibits attached to this Agreement are a part at this Agreement and are expressly incorporated into it. All blanks in the Exhibits, if any, will be completed as required in order to consummate the transactions contemplated and in accordance with this Agreement.

16.      Injunctive Relief.

         CreditComm and Processor acknowledge that use or disclosure of the information described by Paragraph 7 of this Agreement in a manner inconsistent with this Agreement will give rise to irreparable injury to Equifax which cannot be adequately compensated in damages, and that Equifax may seek and obtain equitable, injunctive relief to prevent or restrain the unauthorized use or disclosure, together with any other remedies which may be available to Equifax.

17.      Use of Equifax Services.

         Equifax does not convey or transfer, nor does CreditComm, or any Processor, Third-Party Marketer or Creditor, obtain any right or interest in, any of the programs, systems, data, materials, or credit information utilized or provided by Equifax in the performance of this Agreement.

16.      Heading.

         The section and other headings in this Agreement are inserted solely as a matter of convenience for reference and are not a part at this Agreement.

19.      Governing Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

20.      Waiver of Rights.

         Failure of any party to enforce any of its respective rights or remedies under this Agreement with respect to any specific act or failure to act of any party will not constitute a waiver of the rights of that party to enforce those rights and remedies with respect to any other or subsequent act or failure to act.

21.      Entire Agreement.

         This Agreement, including its Exhibits, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter of this Agreement. No changes in this Agreement may be made except in writing signed by both parties.

22.      Term and Termination.

         This Agreement is without a fixed term, and remains in force and effect until written notice of cancellation, for any or no reason, is given by either party at least 30 calendar days prior to the effective date of the cancellation. However, if CreditComm is delinquent in the payment of any charges due Equifax, or is in violation of any of the terms of this Agreement, then Equifax may, at its election, discontinue providing services to CreditComm and cancel this Agreement immediately by written notice to CreditComm. In the event of termination of this Agreement for any reason, the provisions at the foregoing paragraphs will remain in full force and effect as to all Equifax credit information which CreditComm has requested or received from Equifax prior to the date of cancellation.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EQUIFAX CREDIT INFORMATION SERVICES, INC.
 ("Equifax")

By: _____________________________________________
               Name Printed & Title

    _____________________________________________
                  Name Signature

CREDITCOMM SERVICES, LLC
("Creditcomm")
By: _____________________________________________
                   Name Printed & Title

    _____________________________________________
                  Name Signature

 DIGITAL MATRIX SYSTEMS
("Processor")

By: _____________________________________________
               Name Printed & Title

    _____________________________________________
                  Name Signature

    _____________________________________________
                      Date

April 2, 1997

             FIRST ADDENDUM TO AGREEMENT CONSUMER DISCLOSURE SERVICE
                AMONG EQUIFAX CREDIT INFORMATION SERVICES, INC.,
                 INTERSECTIONS INC. AND DIGITAL MATRIX SYSTEMS,

         This First Addendum (the "First Addendum") to the "Agreement Consumer Disclosure Service" among Equifax Credit Information Services, Inc., Intersections Inc. and Digital Matrix Systems, _____ (the "Agreement") is entered into as of the 30th day of March, 2001, among Equifax Credit Information Services, Inc., a Georgia corporation, with its principal place of business at 1550 Peachtree Street, Atlanta, Georgia 30309 ("Equifax"), Intersections Inc., a Delaware corporation, with its principal place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("Intersections") and Digital Matrix Systems, Inc, a Texas corporation, with its principal place of business at 15301 Spectrum Drive, 2nd floor, Addison, Texas, 75001 ("Processor").

         WHEREAS, Equifax, CreditComm Services, LLC, and Processor entered into the Agreement effective April 7, 1997, regulating the provision, access to, and use of certain Equifax credit information and the resale of that information in the form of "CreditCompare" and "Credit Monitoring" services to Consumer Subjects, all on the terms and conditions set forth therein; and

         WHEREAS, CreditComm Services, LLC, reorganized and changed its name effective August 24, 1999, to Intersections Inc., and Intersections is the successor by operation of law to CreditComm Services, LLC;and

         WHEREAS, the parties desire to amend the Agreement to permit Intersections to access and transmit Equifax credit information, as available, to Consumer Subjects in the form of Intersections' CreditCompare and Credit Monitoring services via the Internet, upon the terms and conditions hereinafter set forth; and

         WHEREAS, other than amending the Agreement as set forth above, the parties desire to reaffirm each of the terms and conditions of the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       RECITALS

         The recitals shall form a constituent part of this First Addendum.

2.       DEFINITIONS AND ADDITIONAL CONDITIONS

         All capitalized terms in this First Addendum which are not specifically defined herein shall have the meaning set forth in the Agreement. For the purposes of this First Addendum, the following additional terms have the meanings, and shall be subject to the conditions, set forth below:

         (a)      "Electronic Signature" shall have the meaning set forth in
Section 106(5) of the Electronic Signatures in Global and National Commerce Act, as adopted June 30, 2000, and codified at 15 U.S.C. Section 7001 et seq. (the "Electronic Signatures Act"), and shall further mean for purposes hereof an electronic or digital signature that fulfills the requirements of the Electronic Signatures Act and the requirements of any state statute, regulation, or rule which is exempted from preemption by the Electronic Signatures Act pursuant to
Section 102(a) of such Act, including without limitation, a state enactment or adoption of the Uniform Electronic Transactions Act.

         (b) "Internet" shall mean for purposes hereof, and be limited to, the "World Wide Web," which is a global system of servers that support documents formatted in HTML.

         (c) "Mark(s)" shall mean any and all existing or future trademarks, trade names or service marks owned or used by Equifax or any of its affiliated companies. Any use by Intersections of the Marks shall be on and subject to the terms of the nonexclusive license set forth in Exhibit "A," attached hereto and incorporated herein by reference.

         (d) "Service Area" shall mean the United States of America, unless such Service Area is modified by mutual agreement of the parties.

                  (e) "Web Site" shall mean the site owned and operated by Intersections and accessible to users of the Internet under the domain name "Intersections.com" and the collection of web pages at such Web Site, or such other web site (and collection of web pages at such site) that fulfills each of the following terms: (i) is (A) wholly owned by Intersections, or (B) a branded site operated by Intersections for a third party without any right or ability of web site data access by such third party, (ii) resides on the same Intersections-owned network and system infrastructure as Intersections.com and as certified by ICSA.net, (iii) utilizes the same Intersections-owned servers and server configuration as Intersections.com, (iv) fulfills and is subject to all of the requirements of this First Addendum, and (v) is listed on Exhibit "B" attached hereto and made a part hereof.

3.       Internet Consumer Delivery Authorization

                  On and subject to the terms and conditions of this First Addendum, Equifax hereby authorizes Intersections, on a non-exclusive basis, to obtain from Equifax in the manner prescribed by Sections 1.7 and 1.8 of the Agreement and to make available at the Web Site, Equifax credit information, as available, for access through the Internet directly to and by Consumer Subjects resident in the Service Area, by delivery in the form of (i) the CreditCompare service and (ii) the Credit Monitoring service, and Equifax agrees to provide such credit information to Intersections, as available and on a non-exclusive basis. It shall be the responsibility of Intersections to comply with all applicable rules, regulations, and laws associated with or governing the delivery and sale of information of the kind contemplated hereunder to the Consumer Subjects via the Internet.

4. Identification and Authentication of Consumer Subjects: Delivery to Consumer Subjects

                  a. Intersections shall verify the identity of each Consumer Subject who requests to be provided Equifax credit information. Intersections shall request credit information from Equifax only for those Con-sumer Subjects whose identity Intersections has authenticated in accordance with the requirements of this First Addendum. Intersections shall insure that each Consumer Subject does not resell or otherwise provide or transfer the Consumer Subject's credit report or the Equifax credit information contained therein in whole or in part to any other person or entity.

                  b        With regard to the authentication of Consumer
Subjects requesting Equifax credit information via the Web Site, all such authentications conducted on Consumer Subjects will be performed: (i) under and governed by the terms and conditions of the Services Agreement by and between Intersections and Equifax Secure, Inc. effective on the 21st day of December, 2000 as set forth in Exhibit "C" attached hereto and incorporated herein by reference, or (ii) by such other high assurance authentication methodology approved by Equifax in writing and conforming to the Equifax Internet Security Requirements as set forth in Exhibit "D" attached hereto and incorporated herein by reference.

                  c. Prior to the delivery of Equifax credit information to a Consumer Subject through the Web Site, Intersections shall disclose to, and obtain the valid consent of the Consumer Subject to, terms, disclaimers, and acknowledgments concerning the accuracy of the Equifax credit information, the Consumer Subject's responsibilities under law, the restrictions on access to the Equifax credit information, and related matters, in language which shall be attached hereto and made a part hereof as Exhibit "E". It shall be a precondition of the Internet Consumer Delivery Authorization set forth in
Section 3 hereof that the language of Exhibit "E" shall comprise, in addition to the foregoing matters, sufficient written authorization of the Consumer Subject as prescribed under Section 5 hereof, and that the language of Exhibit "E" shall be acceptable to Equifax; provided, however, that such acceptance by Equifax notwithstanding, Equifax shall not be nor shall it be deemed to be responsible or liable in any way for the content or efficacy of such language and Intersections agrees and acknowledges that it shall remain solely responsible and liable therefor. Intersections shall fully disclose to Consumer Subjects its Internet data privacy and personal information usage and disclosure policies and shall adhere to those policies at all times. Intersections shall ensure that its privacy policies conform to the requirements of all applicable Laws and industry best practices.

5.       Written Authorization of Consumer Subjects

                  Intersections shall provide the Equifax credit information to the Consumer Subject only pursuant to the written instructions of the Consumer Subject as described in Section 1.1(A) of the Agreement and as necessary to comply with the requirements of the Fair Credit Reporting Act, 15 U.S.C. 1681 et. seq., as amended ("FCRA"). Provided, however, that written authorization of the Consumer Subject may be obtained by Intersections in the form of either (i) an original or facsimile copy of a manual signature on paper, or (ii) an Electronic Signature as defined herein and meeting all other requirements of law.

6.       Internet Security Requirements

         Intersections agrees to comply with the Equifax Internet Security Requirements ("Requirements"), as these Requirements may be updated or modified from time to time by Equifax in its discretion. Additionally, Intersections agrees to utilize the encryption standard required by Equifax, as the same may be modified or upgraded from time to time (the "Encryption Standard"), to transmit all Equifax credit information and Equifax-issued subscriber codes and passwords to and from both Equifax and the Consumer Subjects. Further, the operating environment Intersections uses to receive and request the Equifax credit information and to store, deliver, and transmit the Equifax credit information shall meet or exceed generally accepted industry standards for Internet security, to permit Web Site access as contemplated herein with a maximum degree of certainty that no party other than the Consumer Subject obtains Equifax credit information concerning that individual. Intersections shall further ensure that:

                  a. Equifax credit information shall be adequately protected when stored on Intersections transaction servers. Intersections transaction servers holding Equifax credit information are physically separate from Intersections web servers and are not available for any services directly from the Internet. Security controls on such transaction servers include strong and regularly changed passwords and other measures to prevent unauthorized access to Equifax credit information. Intersections' Internet connection allows communication only through a secure application server that cannot be bypassed by any third party to communicate directly with Equifax.

                  b. Intersections' Internet connection is protected with ICSA.net (or its successor)-certified firewall(s) that are configured and managed to adhere to industry best practices.

                  c. If IDs and passwords are being used: strong password policies must be in place (minimum length of 6 characters in a combination of alpha and numeric characters, frequent and mandatory password changes--recommended at least every 90 days and required at least once per annum); and IDs and pass-words are encrypted when they travel over the Internet. If digital certificates are used, the certificate authority must be trusted, the certification process must be sound, and the certification must be protected by the end user. Intersections shall ensure that IDs or digital certificates that were fraudulently issued are disabled or inactivated promptly.

         In the event that Equifax updates or modifies the Requirements or the Encryption Standard, Intersections shall modify its procedures, software, or systems in order to comply with the modified Requirements or Encryption Standard within sixty (60) days of the date Intersections is given notice of the modified Requirements or Encryption Standard. Intersections' system shall have adequate audit trails and detailed reports that allow early detection of fraudulent access and/or investigation of suspicious activities. In the event of any breach of security or release by Intersections of Equifax credit information to anyone other than the Consumer Subject, Intersections must report to Equifax as soon as possible but no later than one (1) business day after discovery.

7.       No Other or Further License

         Apart from the Internet consumer delivery authorization through the Web Site as provided in Section 3 hereof, nothing herein contained shall convey or transfer, or be construed to convey or transfer, to Intersections or any other person any license, right, or power to transmit or retransmit Equifax credit information or any data therein contained via the Internet. Intersections shall continue to be subject to, without limitation, all of the restrictions of Sections 1.5(A) and (B) of the Agreement.

8.       Additional Intersections Undertakings

                  a. Intersections shall request the Equifax credit information from Equifax as prescribed in Sections 1.7 and 1.8 of the Agreement, or by other means as may be agreed to from time to time by Equifax and Intersections.

                  b. Intersections understands and agrees that it shall be solely responsible for the development, operation, and maintenance of the Web Site and for all materials that appear therein, including but not limited to:
(i) the technical operation of the Web Site and all related equipment; (ii) operating the CreditCompare and

Credit Monitoring services on the Web Site in conjunction with the use of Equifax credit information; (iii) the accuracy and appropriateness of materials posted on or incorporated into the Web Site or provided for use on the Web Site (excepting only the Equifax credit information in the form provided by Equifax);
(iv) ensuring that all materials posted on or incorporated into the Web Site do not violate or infringe upon the rights of any third party (including, without limitation, copyrights, trademarks, service marks, trade secrets, privacy or other personal or other proprietary rights); and (v) ensuring that materials posted on or incorporated into the Web Site are not libelous or defamatory and comply with all applicable laws and regulations.

                  c. Intersections will diligently comply with all federal, state and local laws, ordinances, regulations and administrative orders (collectively "Laws") applicable to the purchase, transmission, possession, use, sale, and disclosure of Equifax credit information through the Web Site, including but not limited to, (i) the FCRA and other Laws regulating the storage, transmission, or use of information in the nature of the Equifax credit information, or electronic data interchange, and (ii) Laws applicable to the sale of products and services to consumers through the Internet, including but not limited to, marketing, advertising, "spamming," consumer protection, and unfair and deceptive practices Laws.

                  d. Intersections acknowledges and agrees that Equifax shall have no liability to Intersections or any third party arising out of the Internet consumer delivery by Intersections. Intersections understands and agrees that Consumer Subjects who access the Web Site shall be deemed customers solely of Intersections for all purposes. Intersections shall be solely responsible for any claims, actions, liabilities, damages, fines, penalties, costs and expenses (including reasonable attorneys' fees) of any nature or kind whatsoever (cumulatively for purposes hereof "Claims") arising out of or relating to (i) this customer relationship including but not limited to terms of sale, privacy policy, use of cookies and customer information retention and uses, or the delivery of Equifax credit information to Consumer Subjects through the Web Site, including the use by Consumer Subjects of Equifax credit information or other information on the Web Site; (ii) the operation or content of the Web Site; (iii) any representation or warranty offered by Intersections in connection with the delivery of Equifax credit information through the Web Site; (iv) any non-compliance with any applicable Laws (including without limitation the FCRA) by Intersections or by Equifax to the extent that Equifax's noncompliance is directly caused by the acts of Intersections; (v) any breach of any representation, warranty, duty or covenant of Intersections hereunder; (vi) all claims by Consumer Subjects and/or any other third parties related to the delivery of Equifax consumer information through the Web Site; or (vii) all claims based on intellectual property infringement caused by the acts or inaction of Intersections in connection with the ownership or operation of the Web Site.

                  e. Intersections shall indemnify, defend and hold Equifax, any Equifax affiliates, and its contractually affiliated credit reporting agencies harmless from any and all Claims described in Section 8(d) hereof. In connection with any indemnification described in this Section, Equifax (i) will give Intersections prompt written notice of the Claim; (ii) will cooperate with Intersections (at Intersections' expense) in connection with the defense and settlement of the Claim; and (iii) will permit Intersections to control the defense and settlement of the Claim, provided that Intersections may not settle the Claim without Equifax's prior written consent (which will not be unreasonably withheld). Further, Equifax (at its cost) may participate in the defense and settlement of the Claim. This provision will survive the termination or expiration of the Agreement and shall be in addition to the indemnity provision of Section 6 of the Agreement.

                  f. Notwithstanding anything to the contrary in this First Addendum, if the continued distribution of all or any portion of the Equifax credit information through the Web Site, as contemplated by this First Addendum, becomes impossible, impractical, or undesirable due to a change in applicable federal, state or local laws or regulations, the agency enforcement of such laws or regulations, or actual or threatened litigation, as determined by Equifax in its reasonable and good faith judgment, Equifax may (i) terminate the Internet consumer delivery authorized by this First Addendum; (ii) cease to provide the credit information within, or pertaining to persons residing within, the affected jurisdiction(s); or (iii) establish new prices which will apply to the credit information when provided or delivered within, or pertaining to persons residing within, the affected jurisdiction(s). Prices established under clause (iii) will be reasonably calculated to cover the costs incurred by Equifax in complying with the applicable laws or regulations and will become effective on the date specified by Equifax in written notice, unless Intersections objects in writing within five (5) days of receipt of such notice, in which case Equifax may exercise its rights under clauses (i) or (ii) above. Equifax will provide written notice of its actions as far in advance of the effective date as is reasonably possible under the circumstances.

9.       RIGHTS TO AUDIT

         Equifax may, from time to time, at its discretion and expense, audit Intersections to assess compliance with the requirements contained in this First Addendum including, but not limited to, the compliance by Intersections with the Requirements and the Encryption Standard, and Equifax may suspend Intersections' ability to access and make available at the Web Site Equifax credit information in the event of any noncompliance with the requirements of this First Addendum.

10.      ADDITIONAL TERMS AND CONDITIONS

         The terms and conditions set forth in this First Addendum are in addition to the terms and conditions contained in the Agreement which are incorporated herein by reference. Provided that insofar as any of the terms or conditions of this First Addendum conflict with the terms or conditions of the Agreement or impose greater or supplementary requirements, duties, or restrictions, then as to the transactions contemplated by this First Addendum, the terms and conditions of this First Addendum shall control.

11.      COUNTERPARTS; FACSIMILE

         This First Addendum may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. A signed facsimile copy of this First Addendum may serve as an original and shall constitute a valid and binding execution of this First Addendum by each of the parties hereto.

12.      DESCRIPTIVE HEADINGS

         The descriptive headings of this First Addendum are inserted for convenience of reference only and do not constitute a constituent part of this First Addendum.

         IN WITNESS WHEREOF, Equifax, Intersections and Processor have executed this First Addendum on the day and year indicated above intending to be bound by all of the terms and conditions of this First Addendum.

EQUIFAX CREDIT INFORMATION SERVICES, INC.        INTERSECTIONS INC.

By:___________________________________          By:_____________________________

Print Name:___________________________          Print Name:_____________________

Title:_______________________________           Title:__________________________


                                                DIGITAL MATRIX SYSTEMS, INC.

                                                By:_____________________________

                                                Print Name:_____________________

                                                Title:__________________________

           SECOND ADDENDUM TO AGREEMENT - CONSUMER DISCLOSURE SERVICE

This Second Addendum (the "Second Addendum") to that certain Agreement Consumer Disclosure Service (the "Agreement") among EQUIFAX CREDIT INFORMATION SERVICES, INC. N/K/A EQUIFAX INFORMATION SERVICES LLC, a Georgia corporation with its principal place of business at 1550 Peachtree Street, Atlanta, GA 30309 ("Equifax"), CREDITCOMM SERVICES, LLC, a Delaware limited liability company with its principal place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("CreditComm"), INTERSECTIONS INC. a Delaware corporation with its principle place of business at 14930 Bogle Drive, Chantilly, Virginia 20151 ("Intersections") and DIGITAL MATRIX SYSTEMS, INC. a Texas corporation, with its principal place of business at 15303 Spectrum Drive, 2nd floor, Addison, Texas 75001 ("Processor"), is entered into as of November 27, 2001 (the "Effective Date")

WHEREAS, Equifax, CreditComm and Processor entered into the Agreement effective April 7, 1997, regulating the provision, access to and use of certain Equifax Credit Information and the resale of that information in the form of "CreditCompare" and "Credit Monitoring" Services to Consumer Subjects, all on the terms and conditions set forth therein; and

WHEREAS, the parties later entered into a First Addendum to the Agreement, dated March 30, 2001, permitting CreditComm and Processor to access and use Equifax Credit Information and resell that information in the form of "CreditCompare" and "Credit Monitoring" Services to Consumer Subjects in electronic format via the Internet, all on the terms and conditions set forth therein; and

WHEREAS, CreditComm is a wholly-owned subsidiary of Intersections, Inc., and its product and service offerings include, in addition to CreditCompare and Credit Monitoring Service, additional credit reports and profiles, credit monitoring products and other related products which it sells under various names (these products collectively referred to herein as "Intersections Products")

WHEREAS, Equifax Consumer Services Inc., an affiliate of Equifax, CreditComm and Intersections, have entered into a certain Marketing, Operational and Cooperative Services Agreement, dated November 27, 2001 (the "Commercial Agreement"), pursuant to which Intersections and Equifax Consumer Services Inc. agree to cooperate on a number of commercial projects including the transition by Intersections of all of its credit monitoring or other products to use Equifax Credit Information as the exclusive credit information incorporated in such services; and

WHEREAS, the parties desire to further amend, modify and supplement the Agreement, as amended by the First Addendum thereto; and

WHEREAS, capitalized forms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement, as amended by the First Addendum thereto;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties now agree as follows:

1.  EXCLUSIVITY.

    1.1. For all purposes of the Agreement as further modified by this Second Addendum, as used herein, "Intersections" shall mean and include CreditComm Services, LLC, Intersections Inc., or Processor unless otherwise specified or unless the context otherwise requires.

    1.2. Subject only to Section 5.3, Intersections shall use Equifax Credit Information as the sole component of all of its existing and future one-bureau Intersections Products that are credit monitoring products ("Intersections Monitoring Products") products that require credit information. In addition, Intersections shall utilize Equifax Credit Information as one of the two bureaus used in any of its dual bureau Intersections Monitoring Products, and as one of the three bureaus used in any tri-bureau Intersections Monitoring Products requiring credit information unless an Intersections client makes a specific request not to include Equifax.

        1.2.1. Intersections shall use its best efforts to transition all of its existing one and dual bureau Intersections Monitoring Products to use Equifax Credit Information as its underlying component, not later than one hundred and eighty (180) days after the Effective Date. Intersections will, on a monthly basis, report to Equifax or its representative the number of its customers who have been converted to Equifax and the number still to be converted.

        1.2.2. Equifax will cooperate with Intersections in its transition efforts including providing such reasonable assistance that Intersections may request (subject to any legal, or contractual obligations restraining Equifax's actions).

        1.2.3. To facilitate Intersections transition as required by this Second Addendum, Equifax at no expense to Intersections, shall provide to Intersections one CMS file for three consecutive months as required, for each Member who as of the first day of each such month had purchased an Intersections Monitoring Product.

    1.3. Notwithstanding subclause (ii) of paragraph 4(b) of the First Addendum, Intersections shall during the Term of this Agreement and any extensions thereof use Equifax Secure Inc.'s elDverifier(TM) Authentication Service as its exclusive online authentication for all Websites maintained by it for the purpose of selling Intersections Products.

2.  SERVICES.

    2.1. Intersections shall use the Equifax Credit Information as a component of the Intersections Products only for sale directly to Consumer Subjects.

    2.2. Intersection shall use the Full Flat File received as part of the Equifax Credit Information only to calculate the changes to Members credit information for purposes of reporting the same as part of an Intersections Monitoring Product.

         Intersections shall not separately sell or provide the Full Flat File to the Consumer Subject or any third party.

3. PRICING. The prices applicable to the Equifax Credit Information and Services provided hereunder shall be inclusive of Safe Scan and shall be as follows:

         Credit Report Pull                    $ **   per pull

         Quarterly or monthly update pull      $ **   per Member per pull

---------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

    3.1. Subsequent to the transition described in Section 1.2 the monthly minimum of $100,000 in billings shall continue to apply throughout the Term of this Agreement. If at anytime, Intersections fails to meet such minimum for a thirty-day (30) period Equifax may change such pricing for all future purchases to its then current pricing based on volume.

4.  DEFINITIONS. The following definitions shall apply:

         4.1. "WebSite" as defined in Section 2(e) of the First Addendum shall include any website owned and operated by Equifax or any of its Affiliates and shall include a site operated jointly by Intersections and Equifax or any one of its Affiliates.

5.  TERM AND TERMINATION.

    5.1. Term and Renewal. The term of this Agreement shall be five (5) years from the Effective Date of this Second Addendum (the "Term"). This Agreement shall renew for consecutive two (2) year terms unless, written notice of nonrenewal is given by either party at least twelve (12) months prior to the effective date of the renewal.

    5.2. Termination Due to Termination of Commercial Agreement. Notwithstanding
    section 5.1 above, and subject to section 5.4 below, this Agreement shall automatically terminate twenty four (24) months after the date of termination or expiration of the Commercial Agreement for any reason; provided, however, that in the event that Intersections terminates the Commercial Agreement due to the material breach or default of Equifax, this Agreement shall terminate the later of (i) twenty four (24) months after the termination of the Commercial Agreement or (ii) five years after the Effective Date.

    5.3. Change of Control of Intersections. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall automatically terminate thirty (30) days after termination of the Commercial Agreement by Equifax pursuant to Section 21.4.4 thereof (referencing Section 3.8 of a certain Stockholders Agreement and certain Restricted Purchasers).

    5.3 Termination of Exclusivity. Notwithstanding the exclusivity requirement of Section 1 of this Second Addendum, in the event that (i) either Party gives notice of nonrenewal pursuant to Section 5.1, or (ii) Section 5.2 becomes operable due to the termination or expiration of the Commercial Agreement, Intersections, may, at its discretion cease purchasing Equifax Credit Information for new enrollees of Intersections Products (excluding any such Services being provided to any Equifax-affiliated company) no sooner than six (6) months prior to the anticipated end of the Term of this Agreement.

    5.4 Termination Due to Breach. If, at any time, Intersections is (i) delinquent in the payment of any charges due Equifax pursuant to this Agreement and remains delinquent for more than thirty (30) days after notice from Equifax, or (ii) is in violation of any of the material terms of this Agreement and remains in violation for more than ten (10) days after notice from Equifax of such violation, then Equifax may, at its election, discontinue providing Services to Intersections and terminate this Agreement immediately by giving written notice to Intersections.

    5.5 Continued Effect. In the event of termination of this Agreement for any reason, the provisions of this Agreement shall remain in full force and effect as to all Equifax Credit Information which Intersections has requested or received from Equifax prior to the date of termination.

6. CROSS DEFAULT. Intersections acknowledges and agrees that a material default under this Agreement that remains uncured after giving effect to any available notice and remedy periods shall be a default under the Commercial Agreement.

7. EFFECT. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. This Second Addendum amends and supercedes terms of the Agreement and the First Addendum that conflict with it and the terms of this Second Addendum shall be given precedence. Unless changed herein, all terms and conditions of the Agreement and the First Amendment shall remain in full effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

EQUIFAX INFORMATION SERVICES                  CREDITCOMM SERVICES LLC
LLC ("Equifax")                               ("CreditComm")

By:__________________________                 By:__________________________

Name:________________________                 Name:________________________

Title:_______________________                 Title:_______________________

INTRSECTIONS INC. ("Intersections")           DIGITAL MATRIX SYSTEMS,
                                              INC ("Processor")

By:__________________________                 By:__________________________

Name:________________________                 Name:________________________

Title:_______________________                 Title:_______________________